SALES AGREEMENT WITH CFS DISTRIBUTORS, INC.

     This agreement is entered into between the financial institution executing this Agreement, ______________________________________ ("Financial Institution")
and CFS Distributors, Inc. ("CFS") with respect to the Pauze Funds(TM) (the "Trust"), which may be offered in one or more series (the "Funds") and classes (the "Classes") of shares ("Shares"), for which CFS serves as Distributor of shares of beneficial interest or capital stock. The Trusts or Classes to which this Agreement applies are any current and future Trusts or Classes issued by the Trust.

     1.   Status of Financial Institution as "Bank" or Registered Broker-Dealer.
          ----------------------------------------------------------------------

          The Financial Institution represents and warrants to CFS that:

          (a) It is either a "bank" as that term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934 ("Exchange Act") or a broker-dealer registered with the Securities and Exchange Commission.
          (b) If the Financial Institution is a "bank", it is a duly organized and validly existing bank in good standing under the laws of the jurisdiction in which it is organized. The Financial Institution agrees to give written notice to CFS promptly in the event that it shall cease to be a "bank" as defined in Section (a)(6) of the Exchange Act. In that event, this Agreement shall be automatically terminated upon such written notice.
          (c) If the Financial Institution is a registered broker-dealer, it is a member of the NASD and it agrees to abide by all of the rules and regulations of the NASD including, without limitation, the NASD Rules of Fair Practice. The Financial Institution agrees to notify CFS immediately in the event of (1) its expulsion or suspension from the NASD, or (2) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of the Agreement. The Financial Institution's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of the Financial Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon NASD's written notice of termination to the Financial Institution.

     2.   Financial Institution Acts as Agent for its Customers.
          ------------------------------------------------------

          The parties agree that in each transaction in the Shares of the Trust:
          (a) the Financial Institution is acting as agent for the customer; (b) each transaction is initiated solely upon the order of the customer;
          (c) as between the Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Trust to which this Agreement applies; (d) each transaction shall be for the account of the customer and not for the Financial Institution's account; and (e) each transaction shall be without recourse to the Financial Institution provided that the Financial Institution acts in accordance with the terms of this Agreement. The Financial Institution shall not have any authority in any transaction to act as CFS 's agent or as agent for the Trust.

     3.   Execution of Orders for Purchase and Redemption of Shares.
          ----------------------------------------------------------

          a) All orders for the purchase of any Shares shall be executed at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales load, if any) and all orders for the redemption of any Share shall be executed at the net asset value per share, less any applicable contingent deferred sales charge or redemption charge, in each case as described in the prospectus of the Trust or Class. CFS and the

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               Trust  reserve the right to reject any purchase  request at their sole discretion. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and, if confirmed by CFS, a copy of each confirmation shall be sent simultaneously to the Financial Institution if the Financial Institution so requests.

          b) The procedures relating to all orders and the handling of them will be subject to the terms of the prospectus of each Trust or Class and CFS 's written instructions to the Financial Institution from time to time.

          c) Payments for Shares shall be made as specified in the applicable Trust or Class prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Trust or Class prospectus, CFS reserves the right, without notice, to cancel the sale and to hold the Financial Institution responsible for any loss sustained as a result thereof.

          d) The Financial Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Fund's record keeping system, accessed via any computer hardware or software provided to the Financial Institution by CFS.

     4.   Fees Payable to the Financial Institution from Sales Loads.
          -----------------------------------------------------------

          (a) On each order accepted by CFS, in exchange for the performance of sales and/or administrative services, the Financial Institution will be entitled to receive from the amount paid by the Financial Institution's customer the applicable percentage of the sales load, if any, as established by CFS. The sales loads for any Trust or Class shall be those set forth in its prospectus. The portion of the sales load payable to the Financial Institution may be changed at any time at CFS 's sole discretion upon thirty
               (30) days' written notice to the Financial Institution and the Trust.
          (b) Transactions may be settled by the Financial Institutions: (1) by payment of the full purchase price to CFS less an amount equal to the Financial Institution's applicable percentage of the sales load, or (2) by payment of the full purchase price to CFS, in which case CFS shall pay to the Financial Institution, not less frequently than monthly, the aggregate fees due it on orders received and settled.

     5.   Payment of Rule 12b-1 Fees to the Financial Institution.
          --------------------------------------------------------

          Subject to and in accordance with the terms of each Trust or Class prospectus and the Rule 12b-1 Plan, if any, duly adopted, by any Fund or Class pursuant to Rule 12b-1 under the Investment Company Act of 1940, CFS may notify the investment advisor to the Fund to pay fees for sales and/or distribution services to certain financial institutions (such as banks and securities dealers).

     6.   Delivery of Prospectuses to Customers.
          --------------------------------------

          The Financial Institution will deliver, or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the prospectus of the Trust or Class. The Financial Institution shall not make any representations concerning any Shares other than those contained in the prospectus of the Trust or Class or in any promotional materials or sales literature furnished to the Financial Institution by CFS or the Trust or Class.

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     7.   Indemnification
          ---------------

          (a) The Financial Institution shall indemnify and hold harmless CFS, the Trust, the transfer agents of the Trust, and their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by the Financial Institution of any provision of this Agreement; or (2) any actions or omissions of CFS , the Trust, the transfer agents of the Trust, and their subsidiaries, affliates, officers, directors, agents and employees in reliance upon any oral, written, or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of the Financial Institution.

          (b) CFS shall indemnify and hold harmless the Financial Institution and its subsidiary affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by CFS of any provision of this Agreement; or (2) any alleged untrue statement of a material fact contained in the Trust's Registration Statement or Prospectuses, or as a result of or based upon any alleged omission to state a material fact required to be stated, or necessary to make the statements not misleading.

          (c) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. No Indemnifying Party, in the defense of any such claim or litigation, shall without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term given by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) The provisions of this Paragraph 7 shall survive the termination of this Agreement.


     8.   Customer Names Proprietary to the Financial Institution.
          --------------------------------------------------------

          (a) The names of the Financial Institution's customers are and shall remain the Financial Institution's sole property and shall not be used by CFS or its affiliates for any purpose except the performance of its duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Trust. Notwithstanding the foregoing, this Paragraph 8 shall not prohibit CFS or any of its affiliates from utilizing the names of the Financial Institution's customers for any purpose if the names are obtained in any manner other than from the Financial Institutions pursuant to this Agreement.

          (b) Neither party shall use the names of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

          (c) The Provisions of this Paragraph 8 shall survive the termination of this Agreement.

     9.   Solicitation of Proxies.
          ------------------------

          The Financial Institution agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of the Trust in opposition to proxies solicited by management of the Trust, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Directors of the Trust constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. The provisions of this Paragraph 9 shall survive the term of this Agreement.

     10.  Certification of Customers' Taxpayer Identification Numbers.
          ------------------------------------------------------------

          The Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue code, and any applicable Treasury regulations, and to provide CFS or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

     11.  Notices.
          --------

          Except as otherwise specifically provided in the Agreement, all notices required or permitted to be given pursuant to this Agreement shall be in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to CFS shall be given or sent to CFS at its offices located at 14340 Torrey Chase Boulevard, Suite 170, Houston, Texas 77014, and all notices to the
          Financial Institution shall be given or sent to it at its address shown below.


     12.  Termination and Amendments
          --------------------------

          (a) This Agreement shall become effective in this form as of the date set forth below and may be terminated at any time by either party upon thirty (30) days' prior notice to the other party. This Agreement supersedes any prior sales agreement between the parties.

          (b) This Agreement may be amended by CFS from time to time by the following procedures. CFS will mail a copy of the amendment to the Financial Institution's address, as shown below. If the Financial Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Financial Institution's objection must be in writing and be received by CFS within such thirty (30) days.

     13.  Governing Law.
          --------------

          This Agreement shall be construed in accordance with the laws of the State of Texas.



CFS DISTRIBUTORS, INC.                     ________________________________
14340 Torrey Chase Blvd., Suite 170
Houston, Texas 77014                       ________________________________

                                           ________________________________


By: Philip C. Pauze, President             By: ____________________________
                                               Print Name & Title

Date:  ________________________            Date:___________________________


X______________________________            X_______________________________
     Authorized Signature                       Authorized Signature

                                           Tel: ___________________________

PAUZE FUNDS (TM)
14340 Torrey Chase Boulevard, Suite 170
Houston, Texas 77014

     In consideration of the Pauze Funds(TM) honoring requests to liquidate, exchange and transfer only unissued shares of the Pauze Funds(TM) for which CFS DISTRIBUTORS, INC. ("CFS") acts as distributor for the below referenced dealer ("the Dealer") customers without the use of signed stock power, the Dealer hereby agrees to indemnify CFS and Pauze Funds(TM) against losses, including reasonable attorneys' fees, that may arise from such liquidation, exchange and/or transfer of only unissued shares upon the Dealer's direction. This indemnity agreement applies only to transactions executed and settled as wire orders from information transmitted via NSCC Fund/Serv. The Dealer represents to the Pauze Funds(TM) and CFS that all such transactions will be authorized by its customers.

     Such indemnification shall not apply to any losses (including attorneys' fees) occasioned by a failure of CFS or Pauze Funds(TM) to comply with any below referenced Dealer's instructions governing the liquidation of only unissued shares, or any negligent act or omission of CFS as distributor or the legal custodian and Transfer Agent, Champion Fund Services(TM), their employees or agents. All transactions will be settled upon confirmation of the below referenced dealer through NSCC transmission to the Funds' Transfer Agent, Champion Fund Services(TM).

     Pauze Funds(TM) and CFS or the Dealer may revoke this indemnity agreement upon prior written notice, and in case of such revocation, this indemnity agreement shall remain effective as to transactions prior thereto

ACCEPTED:                                  ACCEPTED:
Pauze Funds(TM)                            _____________________________________
14340 Torrey Chase Boulevard, Suite 170
Houston, Texas 77014                       _____________________________________

                                           _____________________________________


X____________________________________      X____________________________________
      AUTHORIZED SIGNATURE                        AUTHORIZED SIGNATURE

_____________________________________      _____________________________________
         Name and Title                              Name and Title

Date: _____________________                Date: ____________________

                                           Tel: ________________________________
ACCEPTED:

CFS DISTRIBUTORS, INC.

X____________________________________
      Philip C. Pauze, President

Date: _____________________